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                                                               EXHIBIT 16.0

Grant Thornton LLP
399 Thornall Street
Edison, NJ 08837

May 11, 2001

Securities and Exchange Commission
Washington, DC 20549

      RE:   Elgin Technologies, Inc.
            File No. 0-30732

Dear Sir or Madam:

We have read Item 3 Part II of the Form 10SB12G/A dated May 8, 2001 and agree with the statements contained therein.


Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP